UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 10, 2010
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	000-24923 (Commission File Number)	25-1799439 (IRS Employer Identification No.)

4000 MacArthur Boulevard Newport Beach, California (Address of Principal Executive Offices)	92660-3095 (Zip Code)
(949) 483-4600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Overview
On March 10, 2010, Conexant Systems, Inc. (the “Company”) issued $175.0 million aggregate principal amount of senior secured notes due 2015 (the “Notes”) that mature on March 15, 2015, pursuant to an indenture, dated as of March 10, 2010 (the “Indenture”), among the Company, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were sold at 99.063% of the principal amount, resulting in gross proceeds of approximately $173.4 million and net proceeds of approximately $167.8 million after deducting the initial purchaser’s discount and estimated offering expenses. The net proceeds will be used by the Company, together with proceeds from the Company’s common stock offering and available cash on hand, to repurchase any of the Company’s 4% convertible subordinated notes due 2026 that are tendered and accepted for purchase pursuant to the Company’s pending tender offer. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on March 30, 2010.
The Notes have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements. Holders of the Notes will not have the benefit of exchange or registration rights.
Indenture and Notes
Interest. The Notes accrue interest at a rate of 11.25% per annum payable semiannually on March 15 and September 15 of each year, commencing on September 15, 2010. The Notes mature on March 15, 2015.
Guarantee. The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by all of the Company’s existing domestic subsidiaries (except for Conexant CF, LLC and Conexant USA, LLC) and by all of the Company’s future domestic subsidiaries (except for immaterial subsidiaries and receivables financing subsidiaries). Conexant CF, LLC is the Company’s receivables financing subsidiary and Conexant USA, LLC has no material assets, revenue or operations.
Security Interest and Ranking. Pursuant to the Blanket Lien Pledge and Security Agreement described below, the Notes and the note guarantees are secured by liens on substantially all of the Company’s and the guarantors’ tangible and intangible property, subject to certain exceptions and permitted liens. The Notes and note guarantees are the Company’s and the guarantors’ senior secured obligations and rank senior to all of the Company’s and the guarantors’ existing and future subordinated indebtedness, including the 4% convertible subordinated notes due 2026. The Notes and note guarantees are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s non-guarantor subsidiaries.
Optional Redemption. On or after March 15, 2013, the Company may redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the applicable redemption date. In addition, at any time prior to March 15, 2013, the Company may, on one or more occasions, redeem all or a part of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the applicable redemption date. On or after January 1, 2011 until March 15, 2013, the Company may also redeem up to 35% of the original aggregate principal amount of the Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date.
Change of Control. If a change of control occurs, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date. In addition, certain asset dispositions will be triggering events that may require the Company to use the proceeds from those sales to make an offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date if such proceeds are not otherwise invested in the Company’s business within a specific period of time.
Other Covenants. The Indenture contains customary covenants that, among other things, will restrict the ability of the Company and its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness; (ii) create liens; (iii) issue redeemable stock and preferred stock; (iv) repurchase capital stock; (v) make other restricted payments including, without limitation, paying dividends and making investments; (vi) enter into agreements that restrict dividends from subsidiaries; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or the restricted subsidiaries’ assets, including capital stock of subsidiaries; and (viii) enter into transactions with affiliates. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.
Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes may become due and payable immediately.
Blanket Lien Pledge and Security Agreement
On March 10, 2010, the Company, each other grantor identified therein (the “Grantors”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee (the “Collateral Trustee”) for the benefit of the holders of the Notes, entered into a Blanket Lien Pledge and Security Agreement (the “Pledge and Security Agreement”).
Pursuant to the Pledge and Security Agreement, the Company and each Grantor have granted a senior lien on certain assets of the Company and each Grantor (the “Collateral”) to the Collateral Trustee, for the benefit of the holders of the Notes, as collateral security for payment of the Notes. The Collateral consists of substantially all of the properties and assets of the Company and the Grantors, excluding certain assets.
Subject to compliance with certain provisions of the Indenture, the Company and the Grantors may incur additional debt in the future that is secured equally and ratably with the Notes by liens on the Collateral.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture and Blanket Lien Pledge and Security Agreement attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

ITEM 8.01. Other Events.
On March 10, 2010, the Company issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that it closed (i) the sale of 16.1 million shares of its common stock at the public offering price of $4.00 per share, including its previously-announced offering of 14.0 million shares of common stock and an additional 2.1 million shares of common stock sold pursuant to the underwriters’ exercise in full of their over-allotment option, and (ii) the previously announced sale of $175.0 million aggregate principal amount of senior secured notes due 2015. Net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses, for the sale of common stock were approximately $60.4 million and net proceeds to the Company, after deducting the initial purchaser’s discount and estimated offering expenses, for the sale of the senior secured notes were approximately $167.8 million.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated March 10, 2010, among Conexant Systems, Inc., the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Trustee.

4.2	Blanket Lien Pledge and Security Agreement, dated March 10, 2010, among Conexant Systems, Inc., the grantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee.

99.1	Press Release of the Company, dated March 10, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
Date: March 10, 2010	By:	/s/ MARK PETERSON
		Name:	Mark Peterson
		Title:	Senior Vice President, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated March 10, 2010, among Conexant Systems, Inc., the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Trustee.

4.2	Blanket Lien Pledge and Security Agreement, dated March 10, 2010, among Conexant Systems, Inc., the grantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee.

99.1	Press Release of the Company, dated March 10, 2010.